                                                                    EXHIBIT 99.1


                             FOR IMMEDIATE RELEASE

August 6, 2002

Contact: John Breed
         Cooper Industries, Ltd.
         (713) 209-8835

            COOPER INDUSTRIES BOARD ELECTS NEW DIRECTOR AND APPROVES
                           EXPENSING OF STOCK OPTIONS
                    Company's CEO and CFO Certify SEC Filings

HOUSTON, TX, August 6, 2002 - The Board of Directors of Cooper Industries, Ltd. (NYSE:CBE) has elected Stephen G. Butler, 54, retired chairman and chief executive officer of KPMG, LLP, to the Company's Board of Directors.

         During his 33-year career at KPMG, Butler held various management positions both in the U.S. and internationally. Under Butler's leadership, KPMG, a global accounting and tax firm, achieved record annual revenues of $11.7 billion. Butler received a B. A. in Business from the University of Missouri, Columbia, Missouri, in 1969.

         "We are delighted to welcome Stephen Butler to our Board of Directors," said H. John Riley, chairman, president and chief executive officer of Cooper. "Steve's leadership and broad knowledge of accounting, finance and a wide range of business practices will further strengthen Cooper's Board."

         In addition, Cooper's Board approved the adoption of FASB 123, effective January 1, 2003, which will result in the expensing of the cost of all stock options the Company grants after that date.

         The Company also announced that both Mr. Riley and the Company's Chief Financial Officer, D. Bradley McWilliams, today have signed statements for filing with the U.S. Securities and Exchange Commission (SEC) certifying the SEC filings made by the Company in 2002. The certifications cover Cooper's filings made under the Securities Exchange Act of 1934, including its 2001 Form 10-K and first-quarter 2002 Form 10-Q reports and Form 8-K reports filed after February 20, 2002.


                                     -more-

COOPER INDUSTRIES                                                        PAGE 2

         Cooper Industries, Ltd., with 2001 revenues of $4.2 billion, is a global manufacturer of electrical products and tools and hardware. Incorporated in Bermuda, with administrative headquarters in Houston, Texas, Cooper has more than 30,000 employees serving more than 100 locations around the world, and sells products to customers in more than 50 countries. For more information, visit www.cooperindustries.com.








                                      # # #